                                                                     EXHIBIT 2.1

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                            ASSET PURCHASE AGREEMENT



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                                  BY AND AMONG

                               AGRIBIOTECH, INC.,

                          SEXAUER ACQUISITION COMPANY,
             a wholly-owned Nevada subsidiary of AgriBioTech, Inc.,

                                   as Buyer,

             THE SEXAUER COMPANY and NORTHERN PLAINS SEED COMPANY,


                                   as Sellers



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                                 June 18, 1997



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

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     ASSET PURCHASE AGREEMENT (the "Agreement") dated June 18, 1997 (hereinafter referred to as the "Signing Date" or the "Signing") by and among The Sexauer Company, a South Dakota corporation ("Sexauer"), Northern Plains Seed Company, a wholly-owned South Dakota subsidiary of Sexauer ("Northern Plains") (Sexauer and Northern Plains are sometimes collectively referred to herein as the "Sellers"), Sexauer Acquisition Company, a Nevada corporation (the "Buyer") and AgriBioTech, Inc. ("ABT"), a Nevada corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Buyer is a wholly-owned subsidiary of ABT;

     WHEREAS, the Sellers have been engaged in the wholesale and retail farm seed business in the States of South Dakota, North Dakota, Iowa and Nebraska selling a wide range of products including, but not limited to, hybrid seed corn, alfalfa, small grains, soybeans, forage seeds, sorghums, turf seeds, fertilizer, specialty products and inoculant (the "Business"), which Business shall cease as currently organized and be reconstituted as a new business of the Buyer; and

     WHEREAS, the Sellers wish to sell and the Buyer wishes to purchase certain tangible and intangible assets associated with the Business (the "Assets").

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and mutual covenants appearing in this Agreement, the parties hereto hereby agree as follows:

     SECTION 1.     SALE AND PURCHASE OF ASSETS.  Upon the terms and subject to
                    ---------------------------
the conditions set forth in this Agreement, at the Closing (as hereinafter defined) effective as of the Effective Date (as hereinafter defined), the Sellers shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire, accept and take possession of all of the Sellers' right, title and interest in and to the assets of the Sellers described below (all of which are hereinafter sometimes referred to as the "Assets," which shall be defined as those assets set forth in Sections 1(a) through 1(q) as of the Effective Date adjusted for the deletions and additions thereto in the ordinary course of business for the period after the Effective Date through the Closing
Date).

     In full consideration for the sale, transfer and assignment of the Assets by the Sellers to the Buyer, the Buyer shall pay to First National Bank in Brookings (the "Bank") an amount equal to the purchase price (the "Purchase Price") as set forth on Schedule 1 attached hereto. The obligation to pay the Purchase Price shall be evidenced by a note, dated the Closing Date, by and between the Buyer, as borrower and the Bank, as lender (the "Note").

     The Assets shall include:

     (a) The Sellers' marketable inventory, which relates to the Business (the "Inventory"), as set forth on Schedule 1(a) and Schedule 1(a-1) attached hereto.

     (b) The Sellers' land, which relates to the Business (the "Real Property"), as set forth on Schedule 1(b) and Schedule 1(b-1) attached hereto.

     (c) The Sellers' buildings and improvements, including storage, which relate to the Business, as set forth on Schedule 1(c) and Schedule 1(c-1) attached hereto.

     (d) The Sellers' equipment and machinery, including repair parts, tools and miscellaneous property, which relate to the Business, as set forth on Schedule 1(d) and Schedule 1(d-1) attached hereto.

     (e) The Sellers' office furniture and fixtures, which relate to the Business, as set forth on Schedule 1(e) and Schedule 1(e-1) attached hereto.

     (f) The Sellers' automobiles, trucks, forklifts and other vehicles, which relate to the Business, as set forth on Schedule 1(f) and Schedule 1(f-1) attached hereto.

     (g) The Assets set forth in subsections (b) through (f) above are sometimes referred to herein as the "Fixed Assets."

     (h) The Sellers' pre-paid assets, which relate to the Business, as set forth on Schedule 1(h) and Schedule 1(h-1) attached hereto (the "Pre-Paid Assets").

     (i) The Sellers' other assets, which relate to the business, including germplasm and other technology, as set forth on Schedule 1(i) attached hereto (the "Other Assets").

     (j) The Sellers' cash or cash equivalents, which relate to the Business, as set forth on Schedule 1(j) attached hereto.

     (k) The Sellers' trade names, which relate to the Business, as set forth on
Schedule 1(k) attached hereto.

     (l) The Sellers' trademarks, which relate to the Business, as set forth on
Schedule 1(l) attached hereto.

     (m) The Sellers' rights to varieties, including, but not limited to, all Plant Variety Protection Act ("PVPA") Certificates, which relate to the Business, as set forth on Schedule 1(m) attached hereto.

     (n) The customer list of the Sellers, which related to the Business as of the Effective Date, as set forth on Schedule 1(n) and Schedule 1 (n-1) attached hereto.

     (o)  The Sellers' goodwill.

     (p) The Assets set forth in subsections (k) through (o) above, along with the five year non-competition agreement with the Buyer in the form annexed hereto as Exhibit 11(k), as more fully described in Section 11(k) below, are sometimes referred to herein as the "Intangible Assets." A portion of the Purchase Price equal to Two Hundred and Fifty Thousand and 00/100 ($250,000) Dollars is included as full consideration for such Intangible Assets.

     (q) The Sellers' accounts receivable, which relate to the Business, as set forth on Schedule 1(q) and Schedule 1(q-1) attached hereto (the "Accounts Receivable").

          The Sellers hereby confirm the Buyer's ownership of and sole right and authority to collect for its own account all accounts and Accounts Receivable transferred to it under this subsection, to endorse the name of the Sellers, any checks or other instruments received on account of such accounts and accounts receivable and to give notice, in the Buyer's name, to the various customers and others owing monies to the Buyer in respect of any accounts and accounts receivable, advising such customers and others, among other things, that they should make payment of the foregoing directly to the Buyer. The Sellers shall transfer or deliver to the Buyer from time to time, promptly upon receipt thereof by the Sellers, all cash or other property due the Buyer that the Sellers may receive in respect of any accounts or Accounts Receivable transferred to the Buyer as contemplated by this Agreement, or as otherwise due to the Buyer.

     (r) The Assets shall be conveyed free and clear of all liabilities, obligations, liens, security interests and encumbrances of any character whatsoever, excepting only those liabilities and obligations, if any, which are expressly to be assumed by the Buyer hereunder, including, but not limited to, the Assumed Liabilities (the "Assumed Liabilities"), as set forth on Schedule 1(r) and
Schedule 1(r-1) attached hereto.

     Except for the Assumed Liabilities, if any, the Buyer shall not assume nor be responsible for any liabilities or obligations which relate in any way to the operation of the Business prior to the Effective Date.

     SECTION 2.     PURCHASE PRICE; EFFECTIVE DATE.  In full consideration for
                    ------------------------------
the sale, transfer, conveyance, assignment and delivery of the Assets by the Sellers to the Buyer and in reliance upon the representations and warranties made herein by the Sellers and for other consideration set forth herein, the Buyer hereby agrees to pay the Purchase Price to the Bank pursuant to the Note as described in Section 1 above.

     The parties hereto agree that the purchase and sale of the Assets and the assumption of the Assumed Liabilities shall be accounted for as if such transactions had occurred prior to the opening of business on April 1, 1997 (the "Effective Date"), regardless of when the Closing in fact occurs.

     SECTION 3.     EXCLUDED ASSETS.  The Sellers shall retain ownership of all
                    ---------------
of the assets of the Business, except for those assets transferred to the Buyer pursuant to this Agreement, including, but not limited to, the corporate records (but not the business records) of the Business, and those assets more specifically listed on Schedule 3(a) attached hereto (the "Excluded Assets").

     SECTION 4.     NON-ASSUMPTION OF LIABILITIES.  It is understood and agreed
                    -----------------------------
by the parties hereto that the Assets will be sold, conveyed, transferred and assigned to the Buyer at the Closing free and clear of all liens, charges and encumbrances whatsoever, and it is further understood and agreed by the parties hereto that the Buyer does not assume, accept or undertake any obligations, commitments, duties, debts or liabilities of any kind whatsoever (the "Obligations"), except for the Assumed Liabilities assumed by the Buyer pursuant to this Agreement as listed in Schedule 1(r) and Schedule 1(r-1) attached hereto.

     SECTION 5.     CLOSING.  The closing of the sale and purchase of the Assets
                    -------
provided for in Section 1 of this Agreement (the "Closing") shall take place at the offices of First National Bank in Brookings, on the 18th day of June 1997, or such other time and place as the parties may agree. The day on which the Closing occurs is sometimes hereinafter referred to as the "Closing Date."

     SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  The Sellers
                ---------------------------------------------
warrant and represent to the Buyer and ABT as follows:

     (a) Title.  Except as set forth in Schedule 6(a) of this Agreement, each of
         -----
the Sellers owns, and at the Closing shall have, good, valid and marketable title to the Assets and full right to transfer title to the Assets free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever.

     (b) Capacity; Organization; Standing.  Each of the Sellers has full
         --------------------------------
capacity to enter into and perform under this Agreement, and all other agreements to be entered into in connection with the transactions contemplated hereby, (the "Other Agreements") and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required. This Agreement has been, and each of the Other Agreements executed by the Sellers hereunder will at the Closing, be duly authorized, executed and delivered by the Sellers. This Agreement constitutes, and each of the Other Agreements executed by the Sellers will constitute, the legal, valid and binding obligations of the Sellers enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. Each of the Sellers is duly organized, validly existing and in good standing under the laws of the State of South Dakota. Each of the Sellers has full corporate power and authority to conduct its business as it is now being conducted and is duly qualified to do business in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Sellers requires such qualification. Each of the Sellers has all necessary licenses and authority to operate its business as now being conducted in the States of South Dakota, North Dakota, Iowa and Nebraska.

     (c) Legal Proceedings; Claims.  Except as set forth in Schedule 6(c) of
         -------------------------
this Agreement, neither Seller is a party to any pending litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Assets or the Business and, to the Sellers' best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets or the Business is threatened. Except as set forth in Schedule 6(c) of this Agreement, there are no warranty or other claims relating to any products manufactured and sold by the Sellers.

     (d) Trade Names and Trademarks, etc.  With respect to the Business, the
         -------------------------------
Sellers own or have the right to use the trade names, trademarks and PVPA Certificates as set forth on Schedules 1(k), 1(l) and 1(m), respectively. The Sellers have not granted, and will not grant prior to the Closing, licenses or other rights to use such trade names, trademarks and PVPA Certificates. Except as disclosed in Schedules 1(k) 1(l), and 1(m), no other trade names or trademarks are owned or used by the Sellers in relation to the Business. To the Sellers' best knowledge and belief, the operation of the Business does not infringe on the trade names, trademarks or any other intellectual property rights of any third party. No claim has been made that there is any such infringement. To the Sellers' best knowledge and belief, no trade name or trademarks of any person infringes the trade names or trademarks which relate to the Business.

     (e) Description of Material Contracts.  Schedule 6(e) contains a complete
         ---------------------------------
and correct list as of the date hereof of all agreements, contracts and commitments, obligations and understandings (the "Assigned Agreements") which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral, which relate to the Business and to which the Sellers are a party or by which they or any of their properties are bound, as of the date hereof. The Assigned Agreements constitute all of the material contracts, leases and other agreements related to the operation of the Business. All of the Assigned Agreements constitute valid and legally binding obligations of the parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles, are in full force and effect and, except as otherwise specified in Schedule 6(e), are validly assignable to the Buyer without the consent of any party so that, after the assignment thereof to the Buyer pursuant hereto, the Buyer will be entitled to the full benefits thereof. There is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is unduly burdensome, onerous or materially adverse to the Assets or the Business. The Sellers have not received any notice of termination of any Assigned Agreement. True and complete copies of all of the Assigned Agreements have been delivered to the Buyer.

     No agreement, contract, commitment, obligation or undertaking listed on
Schedule 6(e) to which the Sellers are a party or by which any of their properties are bound, except as specifically set forth in Schedule 6(e), contains any provision which materially adversely affects or in the future may (so far as the Sellers can now foresee) materially adversely affect the Assets.

     (f) Default; Violations or Restrictions.  Neither Seller is in default
         -----------------------------------
under, nor has any event occurred which, with the lapse of time or action by a third party, could result in a default under any outstanding note, indenture, mortgage, contract or agreement to which it is bound, relating to the Assets. Except as declared in Schedule 6(f), the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by the Sellers pursuant hereto, and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would) violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation or acceleration or otherwise be in conflict with or result in a loss of contractual benefits to the Sellers, as such relates to the Assets, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which a Seller is a party or by which it may be bound, or require any consent, approval or notice under the laws of any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Assets.

     (g) Court Orders and Decrees.  Except as set forth on Schedule 6(g), the
         ------------------------
officers of the Sellers have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Assets.

     (h) Approvals and Authorizations.  The Sellers have obtained all necessary
         ----------------------------
consents, approvals or authorizations (including, but not limited to, The First National Bank in Brookings, South Dakota and RECD)in connection with the transactions contemplated hereby, which are required by law or otherwise in order to make this Agreement binding upon the Sellers.

     (i) Governmental Licenses.  Schedule 6(i) attached hereto contains a
         ---------------------
correct and complete list of all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are required in connection with the Sellers' execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect. Neither Seller has received any notice of any violation with respect to any such consents, permits, licenses or other regulatory orders and which remain unabated. Except as set forth on Schedule 6(i), the Sellers are in compliance with all Laws and Environmental Laws now or hereafter applicable to the Business, their properties or operation as presently conducted.

     (j)  Hazardous Material and Nuisance.  Except as disclosed on Schedule 6(j)
          -------------------------------
attached hereto, there are no known claims or potential claims which may exist against the Sellers relating to the Business and/or the Assets, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Sellers of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act ("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

     (k) Employee Benefit Plans.  Except as disclosed on Schedule 6(k) attached
         ----------------------
hereto, there is not now nor, since the Sellers have owned the Business, has there ever been any "Employee Benefit Plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension or other compensation plan, or any other plan or arrangement to benefit employees maintained or contributed to by the Sellers or any person, firm or corporation (an "Affiliate") under "common control" (within the meaning of Section 401(b) of ERISA) with the Sellers and in which any of the employees of the Sellers or any Affiliate participates or is eligible to participate. No funding deficiency exists or has existed with respect to any Employee Benefit Plan covering any present or former employee of the Sellers or any Affiliate which may cause or result in a lien upon any of the Assets.

     (l) Absence of Certain Business Practices.  Neither the Sellers, nor to
         -------------------------------------
their best knowledge and belief, has any of their respective officers, employees or agents acting on their behalf, nor any other person acting on their behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist the Sellers in connection with any actual or proposed transaction) which (i) might subject the Sellers to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past might have had an adverse effect on the assets, business or operation of the Business, or (iii) if not continued in the future, might adversely affect the Assets, the Business or its operations or prospects, or which might subject the Sellers to suit or penalty in any private or governmental litigation or proceeding.

     (m) Brokers.  The Sellers have not entered into and will not enter into any
         -------
agreement, arrangement or understanding with any person or firm which will result in an obligation of the Buyer or ABT to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Agreement. The Sellers have paid or will pay to AgriCapital Corporation any and all fees in connection with the transactions contemplated by this Agreement.

     (n) Financial Statements.  The Sellers have delivered to the Buyer during
         --------------------
the process of the Buyer's due diligence investigation copies of all financial statements requested by the Buyer (hereinafter collectively called the "Financial Statements") and which are attached hereto as Exhibit 6(n). The unaudited Financial Statements were prepared by management of the Sellers in the ordinary course of business for periods through and including the month ending March 31, 1997 (the "Balance Sheet Date") and are complete and correct as shown on and as prepared from the books and records of the Business and fairly present the financial condition of the Business as at their respective dates and the results of the Business' operations for the periods covered thereby, and are true and correct statements of the financial condition of the Business at such Balance Sheet Date, and do not include or omit to state any fact which renders such Financial Statements false or misleading.

     (o) Absence of Undisclosed Liabilities and Conditions. Except as and to the
         -------------------------------------------------
extent reflected or reserved against on the face of the Financial Statements, or as set forth on Schedule 6(o) attached hereto, as of the Closing Date, the Business, to the Sellers' best knowledge and belief, had no debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Business' income, or its period prior to the Closing or any other debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable. The Financial Statements do not include any assets or liabilities of any entity other than the Sellers nor any expense of any entity other than the Sellers. The Sellers do not know of any currently existing facts that materially adversely affect or are likely in the future to materially adversely affect the Assets.

     (p) Compliance With Laws.  Except as disclosed on Schedule 6(p), the
         --------------------
operations and activities of the Business concerning the Assets have previously and continue to comply in all respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. Neither the ownership nor use of the Assets nor the conduct of the Business as presently conducted conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Sellers' Certificates of Incorporation or Bylaws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding (hereinafter collectively referred to as "Liens"), or Laws to which either Seller is a party or by which it or the Assets may be bound or affected. Neither Seller has received notice of communication from any third party asserting a failure to comply with any Laws, nor has either Seller received any notice that any authority or third party intends to seek enforcement against it to compel compliance with any such Laws.

     (q) Taxes.  As of the Signing Date all taxes, including, without
         -----
limitation, income, property, sales, use, franchise, added value, employees' income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by the Sellers in connection with the Business, and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by the Sellers with respect to employee's withholding taxes have been duly made. Neither Seller has been delinquent in the payment of any tax, assessment or governmental charge or deposit and, to its best knowledge, has no tax deficiency or claim outstanding, proposed or assessed against it. Except for amounts accrued, but not payable as of the Effective Date, (i) neither Seller is liable for the payment of any taxes relating to the Assets or the operation of the Business, and (ii) the Buyer shall have no liability for any taxes related to the ownership or operation of the Assets or the Business prior to the Effective Date. Neither Seller knows of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales, use, franchise, valued-added, employees' income withholding, and social security taxes imposed by the United States or by an foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material effect on the Buyer, the Assets, or the Business, or result in the imposition of a tax lien upon any of the Assets.

     (r) Absence of Changes or Events.  Without limiting the foregoing, since
         ----------------------------
the Balance Sheet Date and through the Signing Date, to the best of the Sellers' knowledge and belief, there has been no material adverse change in the Business. Except as set forth in Schedule 6(r) attached hereto, since the Balance Sheet Date, the Sellers have conducted their business only in the ordinary course and have not:

              [i] Incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities materially and adversely affects the Assets or the Business;

              [ii] Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

              [iii] Except for the sale of Inventory, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the Assets;

              [iv] Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the Assets or the Business;

              [v] Made any change in their pricing, advertising or personnel practices inconsistent with their prior practice and prudent business practices prevailing in the industry;

              [vi] Suffered any change, event or condition which, has had or may have a materially adverse effect on the Assets, the Business or the operations or prospects thereof;

              [vii] Entered into any transaction, contract or commitment other than in the ordinary course of business which had a material adverse effect on the Assets or the Business; or

              [viii] Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Sellers, the Assets or the Business.

  (s) Inventories.  All Inventory consists of items purchased in the ordinary
      -----------
course of the Business. All Inventory has been fully paid for or accrued by the Sellers.

  (t) Labor Relations.  The Sellers, in connection with the Business, are not
      ---------------
(i) a party to any collective bargaining agreement relating to any of the employees and have not recognized and are not required to recognize and have not received a demand for recognition by any collective bargaining representative,
(ii) a party to any contract with and had no liability to, any of their employees, agents, consultants, officers, sales representatives, distributors or dealers that is not cancelable by the Sellers without penalty on not more than thirty (30) days' notice, except as set forth on Schedule 6(t) attached hereto,
(iii) subject to any strike or work stoppage in effect or threatened against the Business nor has any strike or work stoppage been organized by any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or instrumentality.

  (u) Customer Lists.  All agreements, arrangements or commitments with or
      --------------
respecting any customer of the Sellers to which either Seller is a party or is bound have been described in Schedule 1(n) and Schedule 1 (n-1) attached hereto except for those not involving a consideration of at least $100 per annum.

  (v) Schedules.  The Sellers have delivered to the Buyer complete and correct
      ---------
schedules, in form and substance reasonably acceptable to the Buyer, as of the Signing Date, and complete and correct copies of the documents and other material from which such schedules were compiled.

  (w) Accuracy.  No representation, warranty, covenant or statement by the
      --------
Sellers in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

  SECTION 7.     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ABT.  Each of
                 ---------------------------------------------------
the Buyer and ABT, jointly and severally, warrants and represents to the Sellers as follows:

  (a) Capacity.  The Buyer and ABT have full right, power and capacity to
      --------
execute, deliver and perform their respective obligations under this Agreement and the other documents required to be executed by the Buyer or ABT in connection herewith and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a breach of any term or provision of the certificate of incorporation or by-laws of the Buyer or ABT or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer or ABT is a party or by which they are bound.

  (b)  Organization.
       ------------
       (i) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith.
The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

       (ii) ABT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and ABT has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. ABT is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

  (c) Consents and Approvals.  No governmental license, permit or authorization,
      ----------------------
and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's and ABT's execution, delivery or performance of this Agreement. The Buyer and ABT shall execute, deliver and perform its obligations under this Agreement and no consent or other approval or any other party is required to be obtained by the Buyer or ABT in connection with the transactions contemplated hereby.

  (d) Legal Proceedings.  Neither ABT nor the Buyer is a party to or affected by
      -----------------
any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material and adverse change in the financial condition, business or properties of the Buyer or ABT and to the best of their respective knowledge no such litigation, arbitration, proceeding or investigation is threatened.

  (e) Misrepresentations and Omissions. No representation, warranty, covenant or
      --------------------------------
statement by the Buyer or ABT in this Agreement, any Exhibit attached hereto, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Sellers pursuant hereto (including the Schedules, if any, provided for in this Section 7 and Exhibits thereto), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not false or materially misleading.

  (f) Binding Obligation.  This Agreement, and any other agreement required to
      ------------------
be delivered by the Buyer or ABT pursuant to this Agreement, has been duly executed and delivered by the Buyer and ABT and constitutes the legal, valid and binding obligation of the Buyer and ABT, enforceable against the Buyer and ABT in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally. All action of the Board of Directors of the Buyer and ABT and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

  (g) Financial Statements.  ABT has delivered to the Sellers a copy of its most
      --------------------
recent Form 10-KSB, as amended, and Form 10-QSB filed by ABT with the Securities and Exchange Commission (collectively, the "ABT Financial Statements"), which fairly present the consolidated financial condition of ABT as of June 30, 1996 and December 31, 1996, respectively. Except as disclosed in the ABT Financial Statements, the Buyer has no material debts, liabilities or obligations of any nature whatsoever relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the date of the ABT Financial Statements, whether or not then known, due or payable. To the best knowledge and belief of the Buyer and ABT, there has been no material adverse change in financial condition of ABT since the date of the ABT Financial Statements and through the Signing Date.

  (h) Brokers; Finders.  No agent, broker, investment banker, person or firm
      ----------------
acting on behalf of the Buyer or ABT or any firm or corporation affiliated with the Buyer or ABT or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Sellers or any entity affiliated with the Sellers in connection with any of the transactions contemplated hereby.

   SECTION 8.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
               -----------------------------------------------------------

  (a)  Survival of Representations and Warranties.  All representations and
       ------------------------------------------
warranties made by the Sellers or the Buyer and ABT in this Agreement, including, without limitation, all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the later of the second anniversary of the Closing Date or the date set forth in this Agreement (the "Survival Date").

  (b) Indemnification by Sellers.  The Sellers hereby agree to indemnify, defend
      --------------------------
and hold harmless the Buyer and ABT from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) (collectively, "Damages"), arising out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 6 made by the Sellers; (ii) the non-performance by the Sellers in any material respect of any covenant, agreement or obligation to be performed by the Sellers under this Agreement; (iii) the non-compliance of the provisions of any applicable bulk transfer laws in connection with the sale of the Assets to the Buyer; (iv) any liability relating to the Business other than the Assumed Liabilities set forth on Schedule 1(r) and Schedule 1(r-1) prior to the Signing Date; (v) the legal proceedings set forth on Schedule 6(c); (vi) any potential environmental claims set forth on Schedule 6(j); (vii) the Employee Benefit Plans set forth on Schedule 6(k); and (viii) any liability relating to the Sellers' termination of employees of the Business.

  (c) Indemnification by Buyer.  The Buyer hereby agrees to indemnify, defend
      ------------------------
and hold harmless the Sellers from and against all Damages arising out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 7 made by the Buyer; (ii) the non-performance by the Buyer in any material respect of any covenant, agreement or obligation to be performed by the Buyer under this Agreement; (iii) any liability relating to the Assumed Liabilities set forth on Schedule 1(r) and
Schedule 1(r-1); and (iv) any
liabilities arising out of the operations of the Business by Buyer after the Closing Date.

  (d)  Defense of Claims.   Whenever any claim shall arise for indemnification
       ------------------
hereunder, the party entitled to indemnification hereunder (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 20 days after the Indemnitee has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

  If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at its expense and through counsel of its own choosing if the Indemnitor gives written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice of Claim.

  Notwithstanding anything to the contrary contained herein, (i) if there is a reasonable probability that the Damages may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle the claim; provided, however, in such event, if the Indemnitee shall compromise or settle
--------  -------
such claim without the approval of the Indemnitor, the Indemnitor shall not be bound by such compromise or settlement, and (ii) the Indemnitor shall not, without the Indemnitee's written consent, settle or compromise the claim or consent to entry of any judgment that does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnitee from all liability in respect of the claim.

  Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this Section 8 by any of the parties hereto shall be asserted or claimed except to the extent of damages exceeding, in the aggregate, the sum of $25,000. However, the afore-mentioned minimum damages shall not be applicable to any claims for indemnification relating to the accounts payable of the Sellers which the Buyer is not assuming as set forth on Schedule 8(b) hereto.

  SECTION 9.      COVENANTS OF THE SELLERS.  The Sellers hereby covenant and
                  ------------------------
agree:

  (a) Further Assurances.  The Sellers hereby agree that from time to time at
      ------------------
the reasonable request of the Buyer or ABT, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Buyer or ABT may reasonably require to convey, assign, transfer and deliver the Assets and otherwise to carry out the terms of this Agreement.

  (b) Access to Information.  Subsequent to the date hereof and prior to the
      ---------------------
Closing Date, the Sellers will continue to give to the Buyer, ABT, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Sellers relating to the Assets so that the Buyer and ABT may have full opportunity to make such investigation as it shall desire. No information or knowledge obtained either independently or as a result of investigation of the Sellers shall diminish or otherwise affect the representations and warranties of the Sellers. In the event that this transaction is not completed for any reason, the Buyer, ABT and their representatives agree to keep confidential and not disclose any matters relating to the Business.

  (c) Closing Documents.  The Sellers shall execute and deliver all instruments
      -----------------
and documents required under Section 11 as a condition precedent to the Closing under Section 11 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

  (d) Conduct of Business.  From the date of this Agreement to the Closing Date,
      -------------------
except as expressly disclosed in the Schedules to this Agreement, each Seller shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account in a manner that fairly and currently reflects its financial condition and results of operations and shall not engage in any transactions other than as contemplated by this Agreement.

  (e)  Employment.     All employees of the Sellers employed in connection with
       ----------
the Business will be terminated effective as of the Closing Date. The Sellers shall pay all such employees, on or before five (5) business days after the Closing Date, all compensation earned by them through the Closing Date. The Buyer shall assume the vacation pay but will not be liable for any severance pay due or owing to any employee of the Business and the Sellers shall indemnify and hold harmless the Buyer and ABT for any losses or expenses incurred by the Buyer and/or ABT as a result of any employee terminations, as set forth in Section 8(b) hereof. The Sellers agree to use their best efforts to assist the Buyer in hiring any of such employees as the Buyer determines in their sole discretion.

  (f)  Name Change.    Each Seller shall deliver to the Buyer, within three
       ------------
business days following the Closing Date, a Certificate of Amendment to its Certificate of Incorporation, changing its name to a name reasonably acceptable to the Buyer.

  SECTION 10.     COVENANTS OF THE BUYER AND ABT.  The Buyer and ABT hereby
                  ------------------------------
covenant and warrant as follows:

  (a) Noninterference.  The Buyer and ABT shall not take or omit to take any
      ---------------
action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 7 of this Agreement, or (ii) would interfere with the Buyer's or ABT's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

  (b) Closing Documents.  The Buyer and ABT shall execute and deliver all
      -----------------
instruments and documents required under Section 12 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

  (c) Payment of Sales and Personal Property Taxes.  The Buyer will pay all
      --------------------------------------------
taxes (exclusive of the Sellers' income taxes) payable in connection with the sale, assignments, transfers, conveyances and deliveries hereunder including all applicable sales tax with respect to the sale of the Assets exclusive of income taxes of the Seller.

  (d) Access.  The Buyer agrees to preserve and provide the Sellers and their
      ------
representatives with access to all such business records that are provided by the Sellers to the Buyer in connection with this transaction at all times for all reasonable purposes for a period of seven (7) years following the Closing.

  (e) Employment Opportunities.      The Buyer agrees to use diligent efforts
      ------------------------
to offer employment opportunities to employees terminated by the Sellers at the Buyer's sole discretion.

  SECTION 11.     CONDITIONS PRECEDENT TO THE BUYER'S AND ABT'S OBLIGATIONS.
                  ---------------------------------------------------------
The obligations of the Buyer and ABT under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Buyer or ABT, as applicable):

  (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the

Sellers contained in this Agreement or the Schedules hereto and all such representations and warranties shall be true at all times on or before the Closing as if given at such time, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

  (b) The Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Snow Becker Krauss P.C., counsel for the Buyer.

  (c) The Buyer shall have received a certificate dated the date of the Closing and signed by the Sellers, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

  (d) The Buyer shall have received a certificate dated the date of the Closing and signed by the Sellers, certifying that there has been no material adverse change in the Assets since the Signing Date.

  (e) The Sellers shall have obtained and delivered to the Buyer any required consents or approvals of any other third parties whose consent is required to the transactions contemplated hereunder including, without limitation, all consents on approvals required to assume the Bank Debt.

  (f) The Buyer shall have received a written opinion of counsel for the Sellers dated as of the Closing Date, in the form of Exhibit 11(f) hereto.

  (g) The Buyer shall have received a bill of sale or bills of sale and documentation and such other good and sufficient instruments of transfer and conveyance as, in the reasonable opinion of counsel to the Buyer, shall be effective to vest in the Buyer good and valid title to the Assets, as herein provided.

  (h) The Buyer shall have received the Assets sold to Buyer hereunder as described in Section 1 hereof.

  (i) The Buyer shall have received certified resolutions of the Sellers' Board of Directors authorizing the transactions contemplated by this Agreement.

  (j) The Buyer shall have received at the Closing a satisfactory title opinion, or title insurance with regard to the real property interests transferred to the Buyer.

  (k) The Buyer shall have received from the Sellers pursuant to Section 1(p) above, a non-competition agreement in the form of Exhibit 11(k) attached hereto, whereby the Sellers agree for a period of five years from the Closing Date, not to compete with the Buyer or ABT in selling any products to current customers of the Business as existing on the Closing Date. Such agreement shall be reasonably satisfactory in form and substance to counsel for the Buyer.

  (l) The Buyer shall have received from Robb B. Sexauer a non-competition agreement in a form to be negotiated and agreed to by the parties. Such agreement shall be reasonably satisfactory in form and substance to counsel for the Buyer.

  (m) The Buyer shall have completed its due diligence review to its satisfaction and, among other things; (i) determined that a satisfactory percentage of customers of the Sellers will continue to do business with the Buyer following the Closing; and (ii) agreed with the Sellers upon a value of all of the Assets.

  (n) The Buyer shall have received assumption and assignment agreements for each agreement as set forth on Schedules 11(n) and 11(n-1) attached hereto, requiring such agreement to be executed in order to be assigned and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to Buyer, as shall be effective to vest in the Buyer good and marketable to the Assets to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto.

  (o) All persons mutually agreed to between the Sellers and the Buyer shall have entered into employment agreements with the Buyer.

  (p) Since the Balance Sheet Date and through the Closing Date, there shall not have occurred any material change in the Assets or the condition (financial or otherwise) of the Business, its properties or prospects.

  (q) The Buyer shall have received all contracts, customer files and business records relating to the Assets, but excluding, lists, corporate records and any other Excluded Assets.

  (r) The Buyer shall have received all documents required to be delivered to the Buyer under any other provision of this Agreement.

  (s) The Buyer shall have received Certificates of Incumbency identifying the officers and directors of the Sellers immediately before Closing.

  (t) The Buyer shall have received copies of executed Certificates of Amendment to the Certificate of Incorporation of each Seller changing their respective names to names reasonably acceptable to Buyer.

  SECTION 12. CONDITIONS PRECEDENT TO THE SELLERS' OBLIGATIONS. The obligations
              ------------------------------------------------
of the Sellers under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Sellers):

  (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Buyer or ABT contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

  (b) The Buyer and ABT shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Christopherson, Bailin & Anderson, counsel for the Sellers.

  (c) The Sellers shall have received a certificate dated the date of the Closing and signed by the Buyer and ABT, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

  (d) The Sellers shall have received a written opinion of counsel for the Buyer and ABT, dated as of the date of Closing, in the form of Exhibit 12(d) attached hereto.

  (e) At the Closing, the Sellers shall have received the Purchase Price through the assumption of accounts payable, accrued expenses and Bank Debt, as set forth in Section 2 hereof.

  (f) The Sellers shall have received copies of the minutes and resolutions of the Board of Directors of the Buyer and ABT showing the authorization and approval by such Boards of the execution and delivery by the Buyer and ABT to the Sellers of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer and ABT under this Agreement and such other instruments and agreements, certified as of a recent date by each Secretary or another officer of the Buyer and ABT, as the Sellers may reasonably request.

  (g) The Sellers shall have received a certificate of incumbency identifying the officers and directors of the Buyer and ABT immediately before Closing.

  (h) The Sellers shall have received an officer's certificate of the Buyer and ABT evidencing its authority to execute this Agreement and to consummate the transactions contemplated hereby.

  (i) The Sellers shall have received all documents required to be delivered to the Sellers under any other provision of this Agreement.

  SECTION 13.    CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH SELLERS AND BUYER.
                 -------------------------------------------------------------
The obligations of both the Sellers and the Buyer to complete this transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

  (a) No Injunctions.  No action or proceeding shall have been instituted or
      --------------
threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

  (b) Due Diligence.  The Sellers and the Buyer shall each have been afforded
      -------------
the opportunity to complete their due diligence and conduct a review of the business and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

  (c) Consents.  Any consent to the transaction considered by the Sellers or the
      --------
Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Sellers or the Buyer, a material adverse effect on the financial condition of the other party, shall have been obtained.

  (d) Corporate Proceedings.  All corporate and other proceedings in connection
      ---------------------
with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Sellers and the Buyer and their counsel, and the Sellers and the Buyer and their counsel shall have received all certified resolutions of the Boards of Directors of the Sellers and the Buyer authorizing the transactions contemplated by this Agreement, and such other certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

       SECTION 14.     SUBSEQUENT EVENTS.  The Buyer may have prepared, at its
                       -----------------
own expense, audited financial statements, of the Business ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants, for all periods required of ABT under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Sellers hereby agree to provide the Buyer, ABT and their accountants with full and free access to the books and records of the Business and to cooperate fully with all such representatives of the Buyer so that the Audited Financial Statements may be prepared on a timely basis.

       SECTION 15.     TERMINATION.  (a)  This Agreement may be terminated at
                       -----------
any time prior to the Closing Date:

       (i) By mutual written consent of the Sellers and the Buyer; or

       (ii) By the Buyer or the Sellers if this transaction is not completed by June 30, 1997; provided, however, if one party is in compliance with the terms and conditions of this Agreement and is ready to close then that party will provide the other party with notice of its intent to close and provide such non-compliant party with ten days in order to close the transaction, unless extended by mutual agreement between the Buyer and the Sellers; or

       (iii) By the Buyer or the Sellers, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the other party from undertaking the transactions contemplated by this Agreement and such order, decree, ruling or other action shall not have been withdrawn by 30 days after the date on which such order, decree, ruling or other action was first issued or taken; or

       (iv) By the Sellers or the Buyer if a proceeding in bankruptcy or reorganization of the Buyer, ABT, or the Sellers or the readjustment or any of its debts under the Bankruptcy Act, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by or against the Buyer or the Sellers; or

       (v) By the Buyer, if either Seller has materially breached any of its representations, warranties or covenants under this Agreement; or

       (vi) By the Sellers, if the Buyer or ABT has materially breached any of its representations, warranties or comments under this Agreement.

  (b) In the event of termination of this Agreement, Sections 20, 21, 22 and 27 of this Agreement shall survive any such termination.

  SECTION 16.     BULK SALE ACT.  The Sellers and the Buyer agree to waive
                  -------------
compliance with all applicable State Bulk Sales Acts and the rules and regulations promulgated thereunder. However, the Sellers shall indemnify and hold harmless the Buyer for any losses or expenses incurred by the Buyer as a result of such waiver of compliance with such Bulk Sales Acts, as set forth in
Section 8(b) hereof.

  SECTION 17.     ORDERLY TRANSFER.  The Sellers shall, and hereby agrees to,
                  ----------------
cooperate with the Buyer in all reasonable ways, at no direct or indirect cost to the Sellers, in effecting any orderly transfer to the Buyer of the Assets to be acquired by the Buyer hereunder.

  SECTION 18.     PARTIES IN INTEREST.  This Agreement shall be binding upon and
                  -------------------
shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

  SECTION 19.     ENTIRE AGREEMENT.  This instrument, including the Schedules
                  ----------------
and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

  SECTION 20.     GOVERNING LAW; CONSENT TO JURISDICTION.  This Agreement and
                  --------------------------------------
all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Nevada, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

  SECTION 21.     EXPENSES.  Each party hereto shall pay its own expenses and
                  --------
fees incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

  SECTION 22.     SEVERABILITY.  If any part of this Agreement is held to be
                  ------------
unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

  SECTION 23.     NOTICES.
                  -------

  (a) All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, or telecopier at the applicable telecopier numbers designated below (with confirmation received) by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

       (i)  if to the Sellers to:

            The Sexauer Company
            P.O. Box 58
            Brookings, South Dakota 57006-0058
            Attention: Robb B. Sexauer
            Telecopier No.: (605) 696-3610

       with a copy to:

            Christopherson, Bailin & Anderson
            509 South Dakota
            Sioux Falls, South Dakota 57104-6809
            Attention:  Miles F. Schumacher, Esq.

            Telecopier No.: (605) 336-1027

       (ii) if to the Buyer or ABT to:

            AgriBioTech, Inc.
            2700 Sunset Road, Suite C-25
            Las Vegas, Nevada  89120
            Attention:  Johnny R. Thomas, President
            Telecopier No.: (702) 798-8808

       with a copy to:

            Snow Becker Krauss P.C.
            605 Third Avenue
            New York, New York  10158
            Attention: Elliot H. Lutzker, Esq.
            Telecopier No.:  (212) 949-7052

  (b) Notices shall be deemed effective five (5) days after being mailed by certified mail, three (3) days after being sent by facsimile transmission followed by being mailed by first class mail, one (1) day after being sent by overnight courier service with morning delivery and immediately when personally delivered. Any party hereto may change the address specified in Section 23(a) by written notice to the other parties hereto.

  SECTION 24. AMENDMENT; NON-WAIVERS.  Any provision of this Agreement may be
              ----------------------
amended, if and only if, such amendment is written and signed by each party to this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

  SECTION 25. ASSIGNMENT.  This Agreement may not be assigned by any party
              ----------
without the prior written consent of the other parties.

  SECTION 26. DISCLOSURE.  From and after the date of this Agreement until the
              ----------
Closing or the termination of this Agreement, the Sellers will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in, any negotiations or discussions concerning the sale of the Assets with anyone other than the Buyer; or (ii) unless otherwise required by law, neither party shall make any public announcement without prior approval of the language of such announcement by the other.

  SECTION 27.  CONFIDENTIALITY.  From and after the date of this Agreement until
               ---------------
the Closing or the termination of this Agreement, the Buyer and its employees and representatives and the Sellers and their representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer's due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party.

  SECTION 28. MISCELLANEOUS.  Each of the parties hereto shall use its best
              -------------
efforts to take or cause to be taken, and to cooperate with the other parties hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

  SECTION 29. HEADINGS.  The headings contained herein are for reference
              --------
purposes only and shall not affect the meaning or interpretation of this Agreement.

  SECTION 30. COUNTERPARTS.  This Agreement may be executed and delivered in
              ------------
multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.



               THE SEXAUER COMPANY (SELLER)



               By:  /s/ Robb B. Sexauer
                    --------------------------------------
                    Robb B. Sexauer, President



               NORTHERN PLAINS SEED COMPANY (SELLER)



               By:  /s/ Robb B. Sexauer
                    --------------------------------------
                    Robb B. Sexauer, President



               SEXAUER ACQUISITION COMPANY (BUYER)



               By:  /s/ Henry A. Ingalls
                    --------------------------------------
                    Henry A. Ingalls, Vice President

               AGRIBIOTECH, INC.



               By:  /s/ Henry A. Ingalls
                    --------------------------------------
                    Henry A. Ingalls, Vice President

                   SCHEDULES TO THE ASSET PURCHASE AGREEMENT
            AMONG THE SEXAUER COMPANY, NORTHERN PLAINS SEED COMPANY,
               SEXAUER ACQUISITION COMPANY AND AGRIBIOTECH, INC.
               -------------------------------------------------

Schedule No.                  Description
-----------                   -----------

1             The Purchase Price
1(a)          The Sexauer Inventory
1(a-1)        The Northern Plains Inventory
1(b)          The Sexauer Real Property
1(b-1)        The Northern Plains Real Property
1(c)          The Sexauer Buildings and Improvements
1(c-1)        The Northern Plains Buildings and Improvements
1(d)          The Sexauer Equipment and Machinery
1(d-1)        The Northern Plains Equipment and Machinery
1(e)          The Sexauer Office Furniture and Fixtures
1(e-1)        The Northern Plains Office Furniture and Fixtures
1(f)          The Sexauer Automobiles, Trucks, Forklifts
                and Other Vehicles
1(f-1)        The Northern Plains Automobiles, Trucks, Forklifts
                and Other Vehicles
1(h)          The Sexauer Pre-Paid Assets
1(h-1)        The Northern Plains Pre-Paid Assets
1(i)          The Other Assets
1(j)          Cash or Cash Equivalents
1(k)          The Trade Names
1(l)          The Trademarks
1(m)          Plant Variety Protection Act Certificates
1(n)          The Sexauer Customer List
1(n-1)        The Northern Plains Customer List
1(q)          The Sexauer Accounts Receivable
1(q-1)        The Northern Plains Accounts Receivable
1(r)          The Sexauer Assumed Liabilities
1(r-1)        The Northern Plains Assumed Liabilities
3(a)          The Excluded Assets
6(a)          Exceptions to Title
6(c)          Legal Proceedings; Claims
6(e)          Material Agreements, Contracts, Commitments,
                Obligations and Understandings
6(f)          Violations or Restrictions
6(g)          Court Orders and Decrees
6(i)          Governmental Licenses, Permits, Etc.
6(j)          Environmental Claims
6(k)          Employee Benefit Plans
6(o)          The Sellers' Undisclosed Liabilities and Conditions
6(p)          Compliance with Laws
6(r)          Changes Outside of Ordinary Course
6(t)          Non-Cancelable Labor Contracts
8(b)          Indemnified Actions Less Than $25,000
11(n)         List of Sexauer Agreements to be Assigned and Assumed
11(n-1)       List of Northern Plains Agreements to be Assigned
                and Assumed

                    EXHIBITS TO THE ASSET PURCHASE AGREEMENT
            AMONG THE SEXAUER COMPANY, NORTHERN PLAINS SEED COMPANY,
               SEXAUER ACQUISITION COMPANY AND AGRIBIOTECH, INC.
               -------------------------------------------------


Exhibit No.    Description
----------     -----------
6(n)           The Sellers' Financial Statements

11(f)          Form of the Sellers' Legal Opinion

11(k)          Form of Non-Competition Agreement

12(d)          Form of the Buyer's Legal Opinion
